EXHIBIT 10.7

DETROIT BOARD OF REALTORS® BUSINESS PROPERTY LEASE FORM 113-A

           (1) This Lease made this 2nd day of February, 2001 by and between Michael and JoAnn Morss, 15423 Oakwood, Romulus, Michigan 48174 the Lessor, hereinafter designated as the Landlord, Ideal Accents. Inc. Taylor, a Michigan Corporation, 15430 Racho Road, Taylor, Michigan 48180, the Lessee, hereinafter designated as the Tenant.

Description

          (2) WITNESSETH: The Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed by the Tenant, (does hereby lease unto the Tenant the following described premises situated in the City of Romulus, County of Wayne, Michigan to wit: a multi-tenant unit of approximately 8,078 sq. ft. of a heavy industrial building of approximately 18,868 (43%), together with ingress, egress and parking for vehicles in common and said unit being commonly known as 15423 Oakwood, Suite "A:, Romulus, Michigan 48174.

Term	(3) For the term of Three (3) years and Thirteen days (13) from and after the Fifteenth day of February , 2001, fully to be completed and ended, the Tenant yielding and paying during the continuance of this lease unto the Landlord
Rent

for the rent of said premises for said term, the sum of One Hundred Forty Nine Thousand Four Hundred Ninety Seven and 42/100 ($149,497.42) in lawful money of the United States payable in monthly installments in advance, upon the 1st day of each and every month as follows:

$1,807.42 receipt of which is acknowledged as rent for February of 2001, and $3,892.92 on March 1, 2001 and a like sum in advance for the next eleven (11) consecutive months and $4,207.29 on March 1, 2002 and a like sum amount in advance for the next twenty three consecutive months.

Rent	(4) The Tenant hereby hires the said premises for the said term as above mentioned and covenants well and truly to pay, or cause to be paid unto the landlord at the dates and times mentioned, the rent above reserved.
Insurance

          (5) In addition to the rentals hereinbefore specified, the Tenant agrees to pay as additional rental any increase on premiums for insurance, against loss by Fire that may be charged during the term of this lease on the amount of insurance now carried by the Landlord on the premises and on the improvements situated on said premises, resulting from the business carried on in the leased premises by the Tenant or the character of its occupancy, whether or not the Landlord has consented to the same.

          (6) If the Tenant shall default in any payment or expenditure other than rent required to be paid or expended by the Tenant under the terms hereof, the Landlord may at his option make such payment or expenditure, in which event the amount thereof shall be payable as rental to the Landlord by the Tenant on the next ensuing rent day together with interest at 12% per annum from the (late of such payment or expenditure by the Landlord and on default in such payment the Landlord shall have the same remedies as on default in payment of rent.

(7) All payments of rent or other stuns to be made to the Landlord shall be made at such a place as the landlord shall designate in writing from the to the.
Assignment

          (8) The Tenant covenants not to assign or transfer this lease or hypothecate or mortgage the same or sublet said premises or any part thereof without the written consent of the Landlord. Any assignment, transfer, hypothecation, mortgage or subletting without said written consent shall give the Landlord the right to terminate his lease and to reenter and repossess the leased premises. Said consent shall not be unreasonably withheld.

Bankruptcy and Insolvency	(9) The Tenant agrees that if the estate created hereby shall be taken in execution, or by other process of law, or if the Tenant shall be declared bankrupt or insolvent, according to law, or any receiver be appointed for the business and property of the Tenant, or if any assignment shall be made of the Tenant's property for the benefit of creditors, then and in such event this lease may be cancelled at the option of the Landlord.
Right to Mortgage

          (10) The Landlord reserves the right to subject and subordinate this lease at all times to the lien of any mortgage or mortgages now or hereafter place upon the Landlord's interest in the said premises and on the land and buildings of which the said premises are a part or upon any buildings hereafter placed upon the land of which the leased premises form a part. And the Tenant covenants and agrees to execute and deliver upon demand such further instrument or instruments subordinating this lease to the lien of any such mortgages as shall be desired by the Landlord and any mortgagees or proposed mortgagees and hereby irrevocably appoints the Landlord the attorney-in-fact of the Tenant to execute and deliver any such instrument or instruments for and in the name of the Tenant.

Use and Occupancy

          (11) It is understood and agreed between parties hereto that said premises during the continuance of this lease shall be used and occupied for office, installation and repair of automotive after market parts and accessories and for no other purpose or purposes without the written consent of the Landlord, and that the Tenant will not use the premises for any purpose in violation of any law, municipal ordinance or regulation, and that on any breach of this agreement the Landlord may at his option terminate this lease forthwith and reenter and repossess the leased premises.

Fire

          (12) It is understood and agreed that if the premises hereby leased are damaged or destroyed in whole or in part by fire or other casualty during the term hereof the Landlord will repair and restore the same to good tenantable condition with reasonable dispatch, and that the rent herein provided for shall abate entirely in case the entire premises are untenantable and pro rata for the portion rendered untenantable, in case a part only is untenantable, until the same is restored to a tenantable condition; provided, however, that if the Tenant shall fail to adjust his own insurance or to remove his damaged goods, wares, equipment or property within a reasonable the, and as a result thereof the repairing and restoration is delayed, there shall be no abatement or rental during the period of such resulting delay, and provides further that there shall be no abatement of rental if such fire or other cause damaging or destroying the leased premises shall result from the negligence or willful act of the Tenant, his agents or employees, and provided further that if the Tenant shall use any part of the leased premises for storage during the period of repair a reasonable charge shall be made therefore against the Tenant, and provided further that in case the leased premises, or the building of which they are a part, shall be destroyed to the extent of more than one-half of the value thereof, the Landlord may at his option terminate this lease forthwith by a written notice to the Tenant.

Repairs

          (13) The Landlord after receiving written notice from the Tenant and having reasonable opportunity to obtain the necessary workmen therefore agrees to keep in good order and repair the roof and the four outer walls of the premises but not the doors, door frames, the window glass, window casings, window frames, windows or any of the appliances or appurtenances of said doors or window casings, window flames and windows, or any attachment thereto or attachments to said building or premises used in connection therewith.

Insurance

          And the Tenant agrees to keep the plate glass insured with a reasonable Insurance Company in the name of the Landlord and to deliver the policy or policies to the Landlord and upon his failure to do so the Landlord may place such insurance and charge the same to the Tenant as so much additional rent as provided in Paragraph 6; but the failure on the part of the Landlord to place such insurance does not release the Tenant of the liability.

Tenant to Indemnify

          (14) The Tenant agrees to indemnify and hold harmless the Landlord from any liability for damages to any person or property in, on or about said leased premises from any cause whatsoever; and Tenant will procure and keep in effect during the term hereof public liability and property damage insurance for the benefit of the Landlord in the sum of One Million and 00/100 Dollars ($1,000,000.00) for damages resulting to one person and One Million an(00/100) Dollars ($1,000,000.00) for damages resulting from one casualty, and One Million and 00/100 Dollars ($1,000,000) property damage insurance resulting from any one occurrence. Tenant shall deliver said policies to the Landlord and upon Tenants failure so to do the Landlord may at his option obtain such insurance and the cost thereof shall be paid as additional rent due and payable upon the next ensuing rent day.

Repairs and Alterations

          (15) Except as provided in Paragraph 13 hereof, the Tenant farther covenants and agrees that he will, at his own expense, during the continuation of this lease, keep the said premises and every part thereof in as good repair and at the expiration of the term yield and deliver up the same in like condition as when taken, reasonable use and wear thereof and damage by the elements excepted. The Tenant shall not make any alterations, additions or improvements to said premises without the Landlord's written consent, and all alterations, additions or improvements made by either of the parties hereto upon the premises, except movable office furniture and trade fixtures putt in at the expense of the Tenant, shall be the property of the Landlord, and shall remain upon and be surrendered with the premises at the termination of this lease, without molestation or injury.

          The Tenant covenants and agrees that if the demised premises consists of only a part of a structure owned or controlled by the Landlord, the Landlord may enter the demised premises at reasonable thes and install or repair pipes, wires and other appliances or make any repairs deemed by the Landlord essential to use and occupancy of the other parts of the Landlord's building.

Eminent

          (16) If the whole or any substantial part of the premises hereby leased shall be taken by any public authority under the power of eminent domain, then the term of this Lease shall cease on the part so taken from the day of the possession that part shall be required for any public purpose and the rent shall be paid up to that day, and from that day, the Tenant shall have the right either to cancel this lease and declare the same null and void or to continue in possession of the remainder of same under the terms herein provided, except that the rent shall be reduced in proportion to the amount of the premises taken. All damages awarded for such taking shall belong to and be the property of the Landlord, whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the premises herein leased; provided, however, that the Landlord shall not be entitled to any portion of the award made to the Tenant for loss of business.

Reservation

          (17) The Landlord reserves the right of free access at all times to the roof of said leased premises and reserves the right to rent said roof for advertising purposes. The Tenant shall not erect any structures for storage or any aerial, or use the roof for army purpose without the consent in writing of the Landlord.

Care of Premises

          (18) The Tenant shall not perform any acts or carry on any practices which may injure the building or be a nuisance or menace to other Tenants in the building and shall keep premises under his control (including adjoining drives, streets, alleys or yard) clean and flee from rubbish, dirt, snow and ice at all times, and it is further agreed that in the event the Tenant shall not comply with these provisions, the Landlord may enter upon said premises and have rubbish, dirt and ashes removed and the side walks cleaned, in which event the Tenant agrees to pay all charges that the Landlord shall pay for hauling rubbish, ashes and dirt, or cleaning walks. Said charges shall be paid to the Landlord by the Tenant as soon as bill is presented to him and the Landlord shall have the same remedy as is provided in Paragraph 6 of this lease in the event of Tenant's failure to pay.

          (19) The Tenant shall at his own expense under penalty of forfeiture and damages promptly comply with all lawful laws, orders, regulations or ordinances of all municipal, County and State authorities affecting the premises hereby leased and the cleanliness, safety, occupation and use of same.

Condition of Premises at Time of Lease

          (20) The Tenant further acknowledges that he has examined the said leased premises prior to the marking of this lease, and knows the condition thereof and that no representations as to the condition or state of repairs thereof have been made by the Landlord, or his agent, which are not herein expressed, and the Tenant hereby accepts the leased premises in their present condition at the date of the execution of this lease.

          (21) The Landlord shall not be responsible or liable to the Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the premises hereby leased or any part of the building of which the leased premises are a part or for any loss or damage resulting to the Tenant or his property from bursting, stoppage or leaking of water, gas, sewer or steam pipes.

Re-Renting

          (22) The Tenant hereby agrees that for a period commencing 90 days prior to the termination of this lease, the Landlord may show the premises to prospective Tenants, and 60 days prior to the termination of this lease, may display in and about said premises and in the windows thereof, the usual and ordinary "TO RENT'' signs.

Holding Over

          (23) It is hereby agreed that in the event of the Tenant herein holding over after the termination of this Lease, then the tenancy shall be from month to month in the absence of a written agreement to the contrary.

Gas, Water, Heat, Electricity	(24) The Tenant will pay all charges made against said leased premises for gas, water, heat and electricity during the continuance of this lease, as the same shall become due.
Advertising Display

          (25) It is further agreed that all signs and advertising displayed in and about the premises shall be such only as advertise the business carried on upon said premises, and that the Landlord shall control the character and size thereof, and that no sign shall be displayed excepting such as shall be approved in writing by the Landlord, and that no awning shall be installed or used on the exterior of said building unless approved in writing by the Landlord.

Access to Premises

          (26) The Landlord shall have the right to enter upon the leased premises at all reasonable hours for the purpose of inspecting the same. If the Landlord deems any repairs necessary, he may demand that the Tenant make the same and if the Tenant refuses or neglects forthwith to commence such repairs and complete the same with reasonable dispatch, the Landlord may make or cause to be made such repairs and shall not be responsible to the Tenant for any loss or damage that may accrue to his stock or business by reason thereof, and if the Landlord makes or causes to be made such repairs the Tenant agrees that he will forthwith on demand pay to the Landlord the cost thereof with interest at 12% per annum, and if he shall make default in such payment the Landlord shall have the remedies provided in Paragraph 6 hereof.

Reentry

          (27) In case any rent shall be due and unpaid or if default be made in any of the covenants herein contained, or if said leased premises shall be deserted or vacated, then it shall be lawful for the Landlord, his certain attorney, heirs, representatives and assigns, to reenter into, repossess the said premises and the Tenant and each and every occupant to remove and put out.

Quiet Enjoyment

          (28) The Landlord covenants that the said Tenant, on payment of all the aforesaid installments and performing all the covenants aforesaid, shall and may peacefully and quietly have, hold and enjoy the said demised premises for the term aforesaid.

Expenses - Damages Reentry

          (29) In the event that the Landlord shall, during the period covered by this lease, obtain possession of said premises by reentry, summary proceedings, or otherwise, the Tenant hereby agrees to pay the Landlord the expense incurred in obtaining possession of said premises, and also all expenses and commissions which may be paid in and about the letting of the same, and all other damages.

Remedies Not Exclusive

          (30) It is agreed that each and every of the rights, remedies and benefits provided by this lease shall be not cumulative, and shall not be exclusive of any other of said rights, remedies and benefits, or of any other rights, remedies and benefits allowed by law.

Waiver	(31) One or more waivers of any covenant or condition by the Landlord shall not be construed as a waiver of a further breach of the same covenant or condition.
Delay of Possession

          (32) It is understood that if the Tenant shall be unable to enter into and occupy the premises hereby leased Premises at the time above provided, by reason of the said premises not being ready for occupancy, or by reason of the holding over of any previous occupant of said premises, or as a result of any cause or reason beyond the direct control of the Landlord, the Landlord shall not be liable in damages to the Tenant therefor, but during the period the Tenant shall be unable to occupy said premises as hereinbefore provided, the rental therefore shall be abated and the Landlord is to be the sole judge as to when the premises are ready for occupancy.

Notices

          (33) Whenever under this lease a provision is made for notice of any kind, it shall be deemed sufficient notice and service thereof if such notice to the Tenant is in writing addressed to the Tenant at his last known Post Office address or at the leased premises and deposited in the mail within postage prepaid and if such notice to the Landlord is in writing addressed to the last known Post Office address of the Landlord and deposited in the mail with postage prepaid. Notice need be sent to only one Tenant or Landlord where the Tenant or Landlord is more than one person.

(34) It is agreed that in this lease the word "he" shall be used as synonymous with the words "she," "it" and "they," and the word "his" synonymous with the words "hers," "its" and "their."
(35) The covenants, conditions and agreements made and entered into by the parties hereto are declared binding on their respective heirs, successors, representatives and assigns.
(36) In the event security is given, Paragraph 37 on the last page shall be deemed a part of this lease.

              See Rider attached hereto and made a part hereof

                IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

WITNESSED BY:	LANDLORD: MICHAEL AND JO ANN MORSS
___________________________	By: /s/ JoAnn Morss (L.S.)
JoAnn Morss
___________________________	Its: Owner
TENANT: IDEAL ACCENTS, INC.
___________________________	By: /s/ Joseph P. O'Connor (L.S.)
Joseph P. O'Connor
___________________________	Its: President
________________________________________
________________________________________

SECURITY PROVISION
Paragraph 37 (Refer to Paragraph 36 of Lease)

The Landlord herewith acknowledges the receipt of Four Thousand One Hundred and Two and 50/100 Dollars ($4,102.50), which he is to retain as security for the faithful performances of all of the covenants, conditions, and agreements, of this lease, but in no event shall the Landlord be obliged to apply the same upon rents or other charges in arrears or upon damages for the Tenants' failure to perform the said covenants, conditions, and agreements; the landlord may so apply the security at his option; and the Landlord's right to the possession of the premises for non-payment of rent or for any other reason shall not in any event be affected by reason of the fact that the Landlord holds this security. The said sum if not applied toward the payment of rent in arrears or toward the payment of damages suffered by the Landlord by reason of the Tenant's breach of the covenants, conditions, and agreements of this lease is to be returned to the Tenant when this lease is terminated, according to these terms, and in no event is the said security to be returned until the Tenant has vacated the premises and delivered possession to the Landlord.

In the event that the Landlord repossesses himself of the said premises because of the Tenant's default or because of the Tenant's failure to carry out the covenants, conditions, and agreements of this lease, the Landlord may apply the same security upon all damages suffered to the date of said repossession and may retain the said security to apply upon such damages as may be suffered or shall accrue thereafter by reason of the Tenant's default or breach. The Landlord shall not be obliged to keep the said security as a separate fund, but may mix the said security with his own funds.

                                                                        /s/ JoAnn Morss                    (L.S.)

THIS RIDER ATTACHED HERETO AND MADE A PART OF LEASE MADE THIS 2ND DAY OF FEBRUARY 2001 BY AND BETWEEN MICHAEL AND JOANN MORSS, WHOSE ADDRESS IS 15423 OAKWOOD, SUITE A, ROMULUS, MICHIGAN, AS LANDLORD, AND IDEAL ACCENTS, INC. - TAYLOR, A MICHIGAN CORPORATION, WHOSE ADDRESS IS 15430 RACHO ROAD, TAYLOR, MICHIGAN 48180, AS TENANT.

38.    HEADINGS AND TITLES

The heading of the Paragraphs of this Lease Agreement and the titles appearing in the margin of this Lease Agreement have been inserted for convenient reference only and do not in any way affect the construction, interpretation or meaning of the text.

39.    TENANT'S PRO RATA SHARE OF EXPENSES

A.    Tenant agrees to pay to Landlord, as additional rental, and in the manner hereinafter provided, but not more often than once each calendar month, Tenant's proportionate share (43%) of all increased costs and expenses of every kind and nature or incurred by Landlord which exceed those costs incurred by Landlord during the base year of the Lease Agreement in operating, equipping, policing arid protecting, lighting, heating, insuring, repairing, replacing and maintaining the common areas of the Project including the cost of insuring all property provided by Landlord which may at any the comprise the Project. Such costs and expenses shall include, but not be limited to, illumination, maintenance, cleaning, lighting, snow removal, line painting, parking lot sealing amid landscaping; gardening; planting; premiums for liability and property maintenance; personal property taxes and supplies, if any; paid and an amount equal to Tenant's proportionate share of forty-three (43%) percent of the total of all of the foregoing costs and expense to cover Landlord's administrative costs. For the purpose hereof, any charges for utilities contained in the foregoing costs and expenses shall be at the same rates as the rates for comparable service from the applicable utility company serving the area in which the Project is located. The proportionate share to be paid by Tenant shall be computed on the basis that the total number of square feet of floor area in the Leased Premises bears to the total number of square feet of constructed gross leasable floor area in the Project.

B.    Landlord reserves the right to bill Tenant monthly, quarterly, semi-annually or annually. Within ninety (90) days after the end of each calendar year, Landlord shall furnish Tenant with a statement of the annual amount of Tenant's proportionate share of such increased costs arid expenses for such period. If the total amount paid by Tenant under this Section for any calendar year shall be less than the actual increased amount over base year due to Tenant for such year as shown on such statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due such deficiency to be paid within seven (7) days after the furnishing of each such statement, and if the total amount paid by Tenant hereunder for any such calendar year shall exceed such actual amount due from Tenant for such calendar year, such excess shall be credited against the next installment due from Tenant to Landlord under this Section. Landlord's and Tenant's obligations under this section and elsewhere under this Lease shall survive the expiration of the term of this lease.

C.    Landlord represents that the leased premises have been fully assessed for the year 2001.

40.    LEASE YEAR

"Lease Year" as used herein shall mean a twelve month period commencing on the Commencement Date of this Lease Agreement or ay anniversary thereof, or, if the Commencement Date does not fall on the first day of a calendar month, commencing on the first day of the first calendar month following the Commencement Date.

41.    EARLY POSSESSION

Upon receipt by Landlord of Tenant's liability insurance policy as required in Paragraph 14 of this Lease Agreement, Tenant shall be allowed occupancy of these premises to commence its own alterations in said premises with no charge for rent, taxes, or insurance. All proposed repairs and alterations to be made by Tennant shall be submitted to Landlord proper to the commencement of the work and all work shall be done in a good workmanlike manner so as to comply within municipal codes and requirements. If Tenant is able to complete all of its repairs and alterations prior to the commencement date of this Agreement, then Tenant may commence its own business prior to the commencement date of this Lease Agreement with no charge for rent, taxes, or insurance.

42.    MECHANICAL SYSTEMS

Landlord, at its sole cost and expense, shall tender the Leased Premises in good working order, including, but not limited to, all heating, cooling, plumbing and electrical systems. Landlord shall warrant the operation of the heating and cooling systems for the term of this Lease Agreement provided these systems are not altered by Tenant in the course of making its own improvements amid alterations Tenant shall maintain no less than 50° F heat in said Leased Premises at all times.

43.    CERTIFICATE OF OCCUPANCY

Tenant agrees to apply for, at its sole cost and expense, a Certificate of Occupancy from the City of Romulus immediately upon execution of this Lease Agreement. Landlord agrees, at its sole cost and expense, if any, to remedy any existing building defects in order for Tenant to receive said Certificate of Occupancy front the City of Westland, except for those violations which are peculiar to the nature of Tenant's business.

44.    LIENS

Any mechanic's lien filed against the Demised Premises or the Building for work claimed to have been done or materials claimed to have been furnished to Tenant shall be discharged by Tenant within ten (10) days thereafter. For the purposes hereof, the bonding of such lien by a reputable casualty or insurance company reasonably satisfactory to Landlord shall be deemed the equivalent of a discharge of any such lien. Should any action, suit, or proceeding be brought upon any such lien for the enforcement or foreclosure of the same, Tenant shall defend Landlord therein, by counsel satisfactory to Landlord, and pay any damages and satisfy and discharge any judgment centered therein against Landlord.

45.    LANDLORD IMPROVEMENTS

Landlord, prior to the Commencement Date of this Lease Agreement, at its sole cost and expense, shall complete the following items:

A.	Place all lights in warehouse in good working order.
B.	Install/complete bookshelves in the offices in the open window cases.
C.	Remove all material, debris, etc, from premises interior and deliver in "broom clean" condition.
D.	Remove all material, debris, etc, from premises exterior.
E.	Landlord at its sole cost and expense shall install a gate to separate the Tenant's yard area from the Landlord's said gate to remain unlocked for fire department access purpose.

46.    INABILITY TO PERFORM

If by reason of the occurrence of unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials or supplies or for any other cause or event beyond Landlord's reasonable control, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of this Lease Agreement or any collateral instrument, or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions, or improvements, whether required to be performed or made under this Lease Agreement or under any collateral instrument, or is unable to fulfill or is delayed in fulfilling any of Landlord's other obligations under this Lease Agreement or any collateral instrument, no such inability or delay shall constitute an actual or constructive eviction in whole or in part, or entitle Tenant to any abatement or diminution of rent or other charges due hereunder or relieve Tenant from any of its obligations under this Lease Agreement, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise. Landlord financial inability under this Lease shall not be considered a cause beyond Landlord's reasonable control.

47.    ABANDONED PERSONAL PROPERTY

Tenant reserves the right to use all abandoned personal property, if any currently in said Leased Premises

48.    EXISTING CONTAMINATION

Landlord shall be fully responsible, at its own expense, for the control and appropriate handling of any toxic chemicals or other substances used or stored on the Premises in connection with business conducted therein prior to the Tenant's lease term. Landlord shall undertake, at its expense, any necessary and/or appropriate clean-up process in connection with any breach of the foregoing covenant, and without limiting Landlord's other indemnity or insurance obligations under this Lease, Landlord shall indemnify and hold harmless Tenant from and against all liability, whether direct, indirect consequential or otherwise, arising from any incident or occurrence on or about the Premises, during the term of the lease or extension thereof, or the industrial park in which the Premises are located pertaining to toxins which arise from Landlord's prior Tenant's uses.

49.    TENANTS CONTAMINATION

Tenant shall be fully responsible, at Tenant's expense, for the control and appropriate handling of any toxic chemicals or other substances used or stored on the Leased Premises in connection with the Tenant s business. Tenant small not spill, introduce, discharge or bury any toxic chemical, substance or contaminant, of any kind in, on, or under the Leased Premises or any portion thereof, or permit the discharge thereof into the sanitary or storm sewer or water system serving the Leased Premises and/or the industrial park in which the Leased Premises are located, or into any municipal or other governmental water system or storm and/or sanitary sewer system, without first obtaining the written consent and license, permit or other approval of all governmental agencies having jurisdiction thereover, and in any event, Tenant shall employ all appropriate safeguards and procedures necessary or appropriate to protect such systems from contamination.

Tenant shall undertake, at its sole expense, any necessary and/or appropriate clean up process in connection with any breach of the foregoing covenant, and without limiting Tenant's other indemnity or insurance obligations under this Lease Agreement, Tenant shall indemnify arid hold harmless Landlord from and against all liability, whether direct, indirect, consequential or otherwise, arising from any incident or occurrence on or about the Leased Premises or the industrial park in which the Leased Premises are located pertaining to toxins.

50.    REAL ESTATE COMMISSION

Upon execution of this Lease Agreement by both parties, Landlord shall pay to Burger Easton & Company, real estate broker, a fee as set forth in a separate agreement between Landlord and said Broker for brokerage services rendered by said Broker to Landlord in this transaction. Tenant shall have no liability for any commissions whatsoever.

Landlord agrees to pay said fee not only on behalf of Landlord but also on behalf of any person, corporation, association or other entity having an ownership in said real property or any part thereof, when such fee is due hereunder. Any transferee of Landlord's interests in this Lease Agreement whether such transfer is by agreement or by operation of law shall be deemed to have assumed Landlord's obligation under this Paragraph. Said broker shall be a third party beneficiary of the provision of this Paragraph.

51.    LATE CHARGE

If any installment of rent remains unpaid for seven (7) days after its due date, Tenant agrees to pay, in addition to the rental payment due, a late charge of five (5%) percent of the amount of over due rent.

52.    ATTORNEY FEES

In the event that it shall become necessary for Landlord or Tenant to employ the services of an attorney to enforce any of their rights under this Lease Agreement or to collect any sums due to it under this Lease Agreement or to remedy the breach of any covenant of this Lease Agreement on the part of the Tenant or Landlord to be kept or performed, the breaching party shall pay to the non-breaching party such reasonable attorney fees as shall be incurred. Should suit be brought for the recovery of possession of the Leased Premises, or for rent or any other sum due Landlord or Tenant under this Lease, or because of the breach of any of Tenant's or Landlord's covenants under this Lease Agreement, the breaching party shall pay to the other all expenses of such suit and any appeal thereof, including reasonable attorney fees only provided however, that the non-breaching party is the prevailing party in such action.

53.    DIVISIBILITY NO WAIVERS

If any term or provision of this Lease is to any extent invalid or unenforceable, the remaining terms and provision of this Lease will riot be affected and they will be valid and enforceable to the fullest extent, either as provided in this Lease or as permitted by law.

54.    ATTORNEY/ADVISOR REVIEW

This Lease has been prepared for submission to your attorney for approval and modification as may be required. No representation recommendation is made by Burger Easton & Company as to the legal sufficiency, legal effect or tax consequences of this Lease or the transaction relating thereto; the parties shall rely solely upon the advice of their own legal counsel as to the legal and tax consequences of this Lease.

55.    RIDER SHALL GOVERN

The provision of the Rider shall govern where inconsistent with the printed provision of the body of this Lease.

56.    Provided Tenant is not in default under any of the terms or conditions contained herein, Tenant may have one (1) option to renew for a three (3) year tern. Option to renew rental rate shall be $4,225.60 per month on the same terms and conditions contained herein. This option to renew shall be personal to the Tenant, may not be transferred or assigned. The option to renew must be exercised no later than within 120 days from the expiration of the original term of the Lease.

WITNESS:	LANDLORD: MICHAEL AND JO ANN MORSS
___________________________	By: /s/ JoAnn Morss (L.S.)
JoAnn Morss
___________________________	Its: Owner
TENANT: IDEAL ACCENTS, INC.
___________________________	By: /s/ Joseph P.O'Connor (L.S.)
Joseph P. O'Connor
___________________________	Its: President
___________________________
___________________________

ADDENDUM TO THE RIDER

THIS ADDENDUM TO THE RIDER attached hereto and made part of the Lease made this 2nd day of February, 2001, by and between MICHAEL AND JOANN MORSS, whose address is 15423 Oakwood, Romulus, Michigan, ("Landlord"), and IDEAL ACCENTS, INC., - Taylor, a Michigan corporation, whose address is 15430 Racho Road, Taylor Michigan 48180, ("Tenant"), for the property located at 15423 Oakwood, Suite A, City of Romulus, County of Wayne, State of Michigan.

57.

Right of First Refusal. Provided tenant is not in default, Tenant shall have first right of refusal to purchase the entire Premises under the following conditions. If, prior to expiration or termination of this Lease, Landlord shall receive a bonafide, acceptable offer to purchase from a third party, Landlord shall notify Tenant in writing and Tenant shall have five (5) business days from the date of Landlord's notice to Tenant to advise Landlord in writing that he accepts and will match the price and terms of the written offer. Failure by Tenant to notify Landlord within the specified shall constitute Tenant's waiver of its right of first refusal to purchase the Premises.

This right of first refusal shall be personal to the Tenant, may not be transferred or assigned.

IN WITNESS WHEREOF, the parties hereto have affixed their signatures.

WITNESS:	LANDLORD: MICHAEL AND JO ANN MORSS
___________________________	By: /s/ JoAnn Morss (L.S.)
JoAnn Morss
___________________________	Its: Owner
TENANT: IDEAL ACCENTS, INC.
___________________________	By: /s/ Joseph P.O'Connor (L.S.)
Joseph P. O'Connor
___________________________	Its: President